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                                 July 9, 1996




Board of Directors
McLeod, Inc.
221 Third Avenue SE, Suite 500
Cedar Rapids, IA 52401

Gentlemen:

         This firm has acted as special counsel to McLeod, Inc. (the "Company"), a Delaware corporation, in connection with its registration, pursuant to a registration statement on Form S-8 filed on or about the date hereof (the "Registration Statement"), of 12,112,679 shares (the "Shares") of Class A common stock, par value $.01 per share of the Company, issuable upon the exercise of options granted under the McLeod Telecommunications, Inc. 1992 Incentive Stock Option Plan, as amended, the McLeod, Inc. 1993 Incentive Stock Option Plan, the McLeod, Inc. 1995 Incentive Stock Option Plan, as amended, the McLeod, Inc. 1996 Employee Stock Option Plan, the McLeod, Inc. Directors Stock Option Plan, as amended and restated, and pursuant to the McLeod, Inc. Employee Stock Purchase Plan (collectively, the "Plans"). This letter is furnished to you pursuant to the requirements of Item 601(b)(5) of Regulation S-K, 17 C.F.R.
Section 229.601(b)(5), in connection with such registration.

         For purposes of this opinion letter, we have examined copies of the following documents:

         1.  An executed copy of the Registration Statement.

         2. A copy of the Plans, as certified by the Secretary of the Company on the date hereof as then being complete, accurate and in effect.

         3. The Amended and Restated Certificate of Incorporation of the Company, as certified by the Secretary of State of the State of





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Board of Directors
July 9, 1996
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             Delaware on May 2, 1996 and by the Secretary of the
             Company on the date hereof as then being complete, accurate and in effect.

         4. The Amended and Restated Bylaws of the Company, as certified by the Secretary of the Company on the date hereof as then being complete, accurate and in effect.

         5. Resolutions and consents of the Board of Directors of the Company adopted on September 21, 1992, March 31, 1993, February 22, 1994, December 1, 1994, June 15, 1995,
             January 25, 1996, March 28, 1996, April 25, 1996 and
             June 27, 1996 as certified by the Secretary of the Company on the date hereof as then being complete, accurate and in effect relating to, among other things, approval of the Plans and amendments thereto.

         6. Resolutions and consents of the stockholders of the Company adopted on September 21, 1992, March 31, 1993, February 22, 1994, December 1, 1994, June 29, 1995 and April 30, 1996,
             and that certain Second Amendment to Shareholders' Agreement dated as of April 28, 1995, each as certified by the Secretary of the Company on the date hereof as then being complete, accurate and in effect relating to, among other things, approval of the Plans and amendments thereto.

         We have not, except as specifically identified above, made any independent review or investigation of factual or other matters, including the organization, existence, good standing, assets, business or affairs of the Company or its subsidiaries. In our examination of the aforesaid certificates, records, and documents, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity, accuracy and completeness of all documents submitted to us as originals, and the authenticity, accuracy and completeness and conformity with the original documents of all documents submitted to us as certified, telecopied, photostatic, or reproduced copies. We have assumed the authenticity and accuracy of the foregoing certifications of corporate officers, on which we are relying, and have made no independent investigations thereof. This opinion is given in the context of the foregoing.

         This opinion letter is based as to matters of law solely on the General Corporation Law of the State of Delaware. We express no opinion herein as to any other laws, statutes, regulations, or ordinances.
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Board of Directors
July 9, 1996
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         Based upon, subject to, and limited by the foregoing, we are of the opinion that the Shares, when issued and delivered in the manner and on the terms contemplated in the Registration Statement and the Plans (with the Company having received the consideration therefor, the form of which is in accordance with applicable law), will be validly issued, fully paid and non-assessable by the Company.

         We assume no obligation to advise you of any changes in the foregoing subsequent to the delivery of this opinion letter. This opinion letter has been prepared solely for your use in connection with the filing of the Registration Statement on the date of this letter, and should not be quoted in whole or in part or otherwise be referred to, nor be filed with or furnished to any governmental agency or other person or entity, without the prior written consent of this firm.

         We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement. In giving this consent, we do not thereby admit that we are an "expert" within the meaning of the Securities Act of 1933, as amended.

                                        Very truly yours,



                                        HOGAN & HARTSON  L.L.P.